AGREEMENT, made this 18th day of February, 2005,
between J.P. Morgan Mutual Fund Series, a trust
organized under the laws of the Commonwealth of
Massachusetts (the Trust) and J.P. Morgan
Investment Management Inc., a Delaware
corporation (the Advisor).  This Agreement
shall be effective as of February 19, 2005.
WHEREAS, the Trust is an open-end diversified
management investment company registered with
the Securities and Exchange Commission under
the Investment Company Act of 1940, as amended
(the 1940 Act); and
WHEREAS, the Trust desires to retain the
Advisor to render investment advisory services
to the series of the Trust set forth in Schedule
A (each, a Portfolio) as agreed to from time
to time between the Trust and the Advisor,
and the Advisor is willing to render such
services;
WHEREAS, on August 19, 2004, the Boards of
Trustees of certain investment companies (each
a Company), each of which is a corporation,
business trust, or statutory trust, approved
the reorganization of series included in those
Companies (each, a Series) with and into
series of other registered investment
companies or Series, subject in each case
to the approval of each reorganization
transaction by the shareholders of the acquired
Series at a shareholder meetings to be held
January 20, 2005 (each a Merger); and
WHEREAS, on August 19, 2004, the Boards of
Trustees of certain Companies approved the
reorganization of certain Series with and into
corresponding Portfolios of the Trust, subject
in each case to the approval of each
reorganization transaction on a Series-by-Series
basis by the shareholders of the affected Series
at shareholder meetings to be held January 20,
2005 (each a Shell Reorganization); and
WHEREAS, on August 19, 2004, the Board of
Trustees of the Trust approved the
redomiciliation of the Trust as a Delaware
statutory trust to be known as JPMorgan Trust
I, subject to the approval of the
redomiciliation transaction by shareholders
of the Trust at a shareholder meeting to be
held January 20, 2005 (Redomiciliation); and
WHEREAS, the Merger, Shell Reorganization and
Redomiciliation transactions described above,
if approved by shareholders, are expected to
close on or about February 18, 2005, or such
later date as the parties to each such
transaction shall agree (each a Closing
Date); and
WHEREAS, the parties agree that this
Agreement shall not be effective, or shall
cease to be effective, with respect to each
Portfolio whose shareholders approve a Merger
effective as of the close of business on the
Closing Date with respect to each respective
Series; and
WHEREAS, the parties agree that, if the
Redomiciliation is approved by shareholders,
this Agreement shall continue in effect with
respect to each Fund that is a series of the
Trust following the Redomiciliation for the
remaining term of this Agreement and JPMorgan
Trust I shall succeed to the rights and
obligations of J.P. Morgan Mutual Fund Series
under this Agreement effective as of the
close of business on the Closing Date with
respect to the Redomiciliation; and
WHEREAS, on August 19, 2004, the Board of
Trustees of the Trust approved new names for
certain of the Portfolios to be effective
February 19, 2005; and
NOW, THEREFORE, this Agreement
W I T N E S S E T H:
that in consideration of the premises and
mutual promises hereinafter set forth, the
parties hereto agree as follows:
1. The Trust hereby appoints the Advisor to
act as investment adviser to the Portfolios
for the period and on the terms set forth in
this Agreement.  The Advisor accepts such
appointment and agrees to render the services
herein set forth, for the compensation herein
provided.
2. Subject to the general supervision of the
Trustees of the Trust, the Advisor shall
manage the investment operations of each
Portfolio and the composition of the
Portfolios holdings of securities and
investments, including cash, the purchase,
retention and disposition thereof and
agreements relating thereto, in accordance with
the Portfolios investment objectives and
policies as stated in the Trusts registration
statement on Form N-1A, as such may be amended
from time to time (the Registration Statement),
with respect to the Portfolio, under the
Investment Company Act of 1940, as amended
(the 1940 Act), and subject to the following
understandings:
(a) the Advisor shall furnish a continuous
investment program for each Portfolio and
determine from time to time what investments
or securities will be purchased, retained,
sold or lent by the Portfolio, and what portion
of the assets will be invested or held
uninvested as cash;
(b) the Advisor shall use the same skill and
care in the management of each Portfolios
investments as it uses in the administration of
other accounts for which it has investment
responsibility as agent;
(c) the Advisor, in the performance of its duties
and obligations under this Agreement, shall act
in conformity with the Trusts Declaration of
Trust (such Declaration of Trust, as presently
in effect and as amended from time to time, is
herein called the Declaration of Trust), the
Trusts By-Laws (such By-Laws, as presently in
effect and as amended from time to time, are
herein called the By-Laws) and the Registration
Statement and with the instructions and
directions of the Trustees of the Trust and
will conform to and comply with the requirements
of the 1940 Act and all other applicable federal
and state laws and regulations;
(d) the Advisor shall determine the securities
to be purchased, sold or lent by each Portfolio
and as agent for the Portfolio will effect
portfolio transactions pursuant to its
determinations either directly with the issuer
or with any broker and/or dealer in such
securities; in placing orders with brokers and/or
dealers the Advisor intends to seek best price
and execution for purchases and sales; the
Advisor shall also determine whether the Portfolio
shall enter into repurchase or reverse repurchase
agreements;
On occasions when the Advisor deems the purchase
or sale of a security to be in the best interest
of one of the Portfolios as well as other
customers of the Advisor, including any other of
the Portfolios, the Advisor may, to the extent
permitted by applicable laws and regulations, but
shall not be obligated to, aggregate the
securities to be so sold or purchased in order to
obtain best execution, including lower brokerage
commissions, if applicable. In such event,
allocation of the securities so purchased or sold,
as well as the expenses incurred in the transaction,
will be made by the Advisor in the manner it
considers to be the most equitable and consistent
with its fiduciary obligations to the Portfolio;
(e) the Advisor shall maintain books and records
with respect to each Portfolios securities
transactions and shall render to the Trusts
Trustees such periodic and special reports as the
Trustees may reasonably request; and
(f) the investment management services of the
Advisor to any of the Portfolios under this
Agreement are not to be deemed exclusive, and the
Advisor shall be free to render similar services
to others.
3. The Trust has delivered copies of each of the
following documents to the Advisor and will
promptly notify and deliver to it all future
amendments and supplements, if any:
(a) The Declaration of Trust;
(b) The By-Laws;
(c) Certified resolutions of the. Trustees of the
Trust authorizing the appointment of the Advisor
and approving the form of this Agreement;
(d) The Trusts Notification of Registration on
Form N-8A and Registration Statement as filed
with the Securities and Exchange Commission
(the Commission).
In addition, the Trust will furnish promptly the
following documents to the Advisor upon the
effectiveness of each:
(a) any Certificate of Trust for JPMorgan Trust
I filed with the Secretary of State of the State
of Delaware, and all amendments thereto or
restatements thereof;
(b) any Declaration of Trust for JPMorgan Trust
I and all amendments thereto or restatements
thereof (referred to herein as the New Declaration
of Trust); and
(c) any by-laws for JPMorgan Trust I and all
amendments thereto.
4. The Advisor shall keep each Portfolios
books and records required to be maintained
by it pursuant to paragraph 2(e). The Advisor
agrees that all records which it maintains for
any Portfolio are the property of the Trust
and it will promptly surrender any of such
records to the Trust upon the Trusts request.
The Advisor further agrees to preserve for the
periods prescribed by Rule 3la-2 of the
Commission under the 1940 Act any such records as
are required to be maintained by the Advisor
with respect to any Portfolio by Rule 31a-1 of
the Commission under the 1940 Act.
5. During the term of this Agreement the Advisor
will pay all expenses incurred by it in
connection with its activities under this
Agreement, other than the cost of securities and
investments purchased for a Portfolio (including
taxes and brokerage commissions, if any).
6. For the services provided and the expenses
borne pursuant to this Agreement, each Portfolio
will pay to the Advisor as full compensation
therefor a fee at an annual rate set forth on
Schedule A attached hereto. Such fee will be
computed daily and payable as agreed by the
Trust and the Advisor, but no more frequently
than monthly.
7. The Advisor shall not be liable for any
error of judgment or mistake of law or for
any loss suffered by any Portfolio in
connection with the matters to which this
Agreement relates, except a loss resulting
from a breach of fiduciary duty with respect
to the receipt of compensation for services
(in which case any award of damages shall be
limited to the period and the amount set forth
in Section 36(b)(3) of the 1940 Act) or a loss
resulting from willful misfeasance, bad faith
or gross negligence on its part in the
performance of its duties or from reckless
disregard by it of its obligations and duties
under this Agreement.
8. This Agreement will become effective as to
a particular Portfolio as of the date first
written above and, unless sooner terminated
as provided herein, shall continue in effect
until October 31, 2005.  Thereafter, if not
terminated, this Agreement shall continue in
effect as to a particular Portfolio for
successive periods of twelve months each
ending on October 31 of each year, only so
long as such continuance is specifically
approved at least annually in conformity with
the requirements of the 1940 Act; provided,
however, that this Agreement may be terminated
with respect to any Portfolio at any time,
without the payment of any penalty, by vote of
a majority of all the Trustees of the Trust or
by vote of a majority of the outstanding
voting securities of that Portfolio on 60 days
written notice to the Advisor, or by the
Advisor at any time, without the payment of any
penalty, on 90 days written notice to the
Trust. The termination of this Agreement with
respect to one Portfolio shall not result in
the termination of this Agreement with respect
to any other Portfolio.  This Agreement will
automatically and immediately terminate in the
event of its assignment (as defined in the 1940
Act).
9. The Advisor shall for all purposes herein
be deemed to be an independent contractor and
shall, unless otherwise expressly provided
herein or authorized by the Trustees of the
Trust from time to time, have no authority to
act for or represent the Trust in any way or
otherwise be deemed an agent of the Portfolios.
10. This Agreement may be amended, with respect
to any Portfolio, by mutual consent, but the
consent of the Trust must be approved (a) by
vote of a majority of those Trustees of the
Trust who are not parties to this Agreement
or interested persons of any such party,
cast in person at a meeting called for the
purpose of voting on such amendment, and (b)
by vote of a majority of the outstanding
voting securities of the Portfolio.
11. Notices of any kind to be given to the
Advisor by the Trust shall be in writing
and shall be duly given if mailed or
delivered to the Advisor at 522 Fifth Avenue,
New York, New York 10036, Attention: J.P.
Morgan Investment Management, Inc., or at
such other address or to such other individual
as shall be specified by the Advisor to the
Trust. Notices of any kind to be given to the
Trust by the Advisor shall be in writing and
shall be duly given if mailed or delivered to
the JPMorgan Trust I, 522 Fifth Avenue,
New York, New York 10036, Attention:
President, with a copy to the General
Counsel at the same address, or at such
other address or to such other individual
as shall be specified by the Trust to the
Advisor.
12. The Trustees of the Trust have authorized
the execution of this Agreement in their
capacity as Trustees and not individually,
and the Advisor agrees that neither the
Trustees nor any officer or employee of the
Trust nor any Portfolios investors nor any
representative or agent of the Trust or of
the Portfolio(s) shall be personally liable
upon, or shall resort be had to their private
property for the satisfaction of, obligations
given, executed or delivered on behalf of or
by the Trust or the Portfolio(s), that such
Trustees, officers, employees, investors,
representatives and agents shall not be
personally liable hereunder, and that it shall
look solely to the trust property for the
satisfaction of any claim hereunder.
13. This Agreement may be executed in one
or more counterparts, each of which shall
be deemed to be an original.
14. This Agreement shall be governed by
and construed in accordance with the laws
of the State of New York.
IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed
by their officers designated below as of
the 18th day of February, 2005.
J.P. MORGAN MUTUAL FUND SERIES
By:
Title.
J.P. MORGAN INVESTMENT MANAGEMENT INC.
By:
Title.

SCHEDULE A
TO THE ADVISORY AGREEMENT

Money Market Funds
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan California Tax Free Money Market Fund
JPMorgan Federal Money Market Fund
JPMorgan New York Tax Free Money Market Fund
JPMorgan Prime Money Market Fund
JPMorgan Tax Free Money Market Fund

New Name as of February 19, 2005
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan California Municipal Money Market Fund
JPMorgan Federal Money Market Fund
JPMorgan New York Municipal Market Fund
JPMorgan Prime Money Market Fund
JPMorgan Tax Free Money Market Fund
Advisory Fee as a percentage of average daily net assets
Pre-February 18, 2005	Post-February 18, 2005
0.10	0.08
0.10	0.08
0.10	0.08
0.10	0.08
0.10	0.08
0.10	0.08
Equity Funds
Name as of August 19, 2004

Growth and Income Portfolio
JPMorgan Capital Growth Fund
JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund
JPMorgan Fleming Asia Equity Fund
JPMorgan Fleming Emerging Markets Equity Fund
JPMorgan Fleming International Equity Fund
JPMorgan Fleming International Growth Fund
JPMorgan Fleming International Opportunities Fund
JPMorgan Fleming International Small Cap Equity Fund
JPMorgan Fleming International Value Fund
New Name as of February 19, 2005

Growth and Income Portfolio
JPMorgan Capital Growth Fund
JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Dynamic Small Cap Fund
JPMorgan Asia Equity Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan International Equity Fund
JPMorgan International Growth Fund
JPMorgan International Opportunities Fund
JPMorgan International Small Cap Equity Fund
JPMorgan International Value Fund
Advisory Fee as a percentage of average daily net assets
Pre-February 18, 2005	Post-February 18, 2005
0.40	0.40
0.40	0.40
0.25	0.25
0.55	0.55
0.65	0.65
1.00	1.00
1.00	1.00
1.00	0.80
1.00	0.80
0.60	0.60
1.00	1.00
0.60	0.60
JPMorgan Fleming Intrepid European Fund
JPMorgan Fleming Japan Fund
JPMorgan Fleming Tax Aware International Opportunities Fund
JPMorgan Global Healthcare Fund
JPMorgan Growth and Income Fund
JPMorgan Intrepid America Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Investor Fund
JPMorgan Intrepid Value Fund
JPMorgan Market Neutral Fund
JPMorgan Mid Cap Equity Fund
JPMorgan Small Cap Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Trust Small Cap Equity Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Small Company Fund
JPMorgan Intrepid European Fund
JPMorgan Japan Fund
JPMorgan Tax Aware International Opportunities Fund
JPMorgan Global Healthcare Fund
JPMorgan Growth & Income Fund
JPMorgan Intrepid America Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Contrarian Fund
JPMorgan Intrepid Value Fund
JPMorgan Market Neutral Fund
JPMorgan Mid Cap Equity Fund
JPMorgan Small Cap Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Small Cap Core Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Small Company Fund
0.65	0.65
1.00	1.00
0.85	0.60
1.25	0.85
0.00	0.00
0.65	0.65
0.65	0.65
0.65	0.65
0.65	0.65
1.50	1.25
0.65	0.65
0.65	0.65
0.35	0.35
0.40	0.40
0.40	0.40
0.45	0.45
0.65	0.65
0.40	0.40
0.60	0.60
Fixed Income Funds
Name as of August 19, 2004

JPMorgan Bond Fund
JPMorgan California Bond Fund
JPMorgan Enhanced Income Fund
JPMorgan Fleming Emerging Markets Debt Fund
JPMorgan Global Strategic Income Fund
New Name as of February 19, 2005

JPMorgan Bond Fund
JPMorgan California Tax Free Bond Fund
JPMorgan Enhanced Income Fund
JPMorgan Emerging Markets Debt Fund
JPMorgan Global Strategic Income Fund
Advisory Fee as a percentage of average daily net assets
Pre-February 18, 2005	Post-February 18, 2005
0.30	0.30
0.30	0.30
0.25	0.25
0.70	0.70
0.45	0.45
JPMorgan Intermediate Tax Free Income Fund
JPMorgan New Jersey Tax Free Income Fund
JPMorgan New York Intermediate Tax Free Income Fund
JPMorgan Short Term Bond Fund
JPMorgan Short Term Bond Fund II
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Intermediate Tax Free Bond Fund
JPMorgan New Jersey Tax Free Bond Fund
JPMorgan New York Tax Free Bond Fund
JPMorgan Short Term Bond Fund
JPMorgan Short Term Bond Fund II
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
0.30	0.30
0.30	0.30
0.30	0.30
0.25	0.25
0.25	0.25
0.25	0.25
0.25	0.25